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                                                                   Exhibit 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Integrated Device Technology, Inc. of our report dated April 17, 1998 appearing on page 28 of Integrated Device Technology, Inc.'s Annual Report on Form 10-K for the year ended March 29, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
March 22, 1999